                                                                     EXHIBIT 5.1

                          [DYKEMA GOSSETT LETTERHEAD]





                                  July 30, 1999

Champion Enterprises, Inc.
2701 University Drive, Suite 300
Auburn Hills, MI  48326


         Re: Registration Statement on S-4 in connection with the Exchange Offer of 7 5/8% Senior Notes Due May 15, 2009 for 7 5/8% Senior Notes Due May 15, 2009

Ladies and Gentlemen:

         We have acted as counsel for Champion Enterprises, Inc., a Michigan corporation (the "Company") and A-1 Homes Group, Inc., a Michigan corporation, Accent Mobil Homes, Inc., a North Carolina corporation, Alpine Homes, Inc., a Colorado corporation, American Transport, Inc., a Nevada corporation, Art Richter Insurance, Inc., a Kentucky corporation, Auburn Champ, Inc., a Michigan corporation, Bryan Mobile Homes, Inc., a Texas corporation, Builders Credit Corporation, a Michigan corporation, CAC Funding Corporation, a Michigan corporation, Cal- Nel, Inc., a Texas corporation, Care Free Homes, Inc., a Michigan corporation, Carnival Homes, Inc., an Oklahoma corporation, Central Mississippi Manufactured Housing, Inc., a Mississippi corporation, Champion Financial Corporation, a Michigan corporation, Champion Home Builders Co., a Michigan corporation, Champion Home Centers, Inc., a Michigan corporation, Champion Home Communities, Inc., a Michigan corporation, Champion Motor Coach, Inc., a Michigan corporation, Chandeleur Homes, Inc., a Michigan corporation, Cliff Ave. Investments, Inc., a South Dakota corporation, Colonial Housing, Inc., a Texas corporation, Country Estates Homes, Inc., an Oklahoma corporation, Countryside Homes, Inc., a North Dakota corporation, Crest Ridge Homes, Inc., a Michigan corporation, Crestpointe Financial Services, Inc., a Delaware corporation, Dutch Housing, Inc., a Michigan corporation, Factory Homes Outlet, Inc., an Idaho corporation, Factory Outlet, Inc., a Michigan corporation, Fleming County Industries, Inc., a Kentucky corporation, Gateway Acceptance Corp., a South Dakota corporation, Gateway Mobile & Modular Homes, Inc., a Nebraska corporation, Gateway Properties Corp., a South Dakota corporation, Gem Homes, Inc., a Delaware corporation, Grand Manor, Inc., a Michigan corporation, Heartland Homes, Inc., a Texas corporation, HomePride Finance Corp., a Michigan corporation, Homes America Finance, Inc., a Nevada corporation, Homes America of Arizona,

                                 DYKEMA GOSSETT
                                      PLLC

July 30, 1999
Page 2




Inc., an Arizona corporation, Homes America of California, Inc., a California corporation, Homes America of Oklahoma, Inc., an Oklahoma corporation, Homes America of Utah, Inc., a Utah corporation, Homes America of Wyoming, Inc., a Wyoming corporation, Homes of Legend, Inc., a Michigan corporation, Homes of Merit, Inc., a Florida corporation, I.D.A., Inc., an Oklahoma corporation, Imperial Housing, Inc., a Texas corporation, Investment Housing, Inc., a Texas corporation, Iseman Corp., a South Dakota corporation, Jasper Mobile Homes, Inc., a Texas corporation, Kentuckybilt Homes, Inc., a Michigan corporation, Lake Country Living, Inc., a Texas corporation, Lamplighter Homes, Inc., a Washington corporation, Lamplighter Homes (Oregon), Inc., an Oregon corporation, M&J Southwest Development Corp., a Texas corporation, Manufactured Housing of Louisiana, Inc., a Michigan corporation, Mobile Factory Outlet, Inc., a Texas corporation, Moduline International, Inc., a Washington corporation, Northstar Corporation, a South Dakota corporation, Philadelphia Housing Center, Inc., a Mississippi corporation, Premier Housing, Inc., a Texas corporation, Redman Business Trust, a Delaware, Redman Homes Management Company, Inc., a Delaware corporation, Redman Homes, Inc., a Delaware corporation, Redman Industries, Inc., a Delaware corporation, Redman Investment, Inc., a Delaware corporation, Redman Management Services Business Trust, a Delaware, Redman Retail, Inc., a Delaware corporation, Regency Supply Company, Inc., a Delaware corporation, San Jose Advantage Homes, Inc., a California corporation, Service Contract Corporation, a Michigan corporation, Southern Showcase Finance, Inc., a Michigan corporation, Southern Showcase Housing, Inc., a North Carolina corporation, Star Fleet, Inc., an Indiana corporation, The Okahumpka Corporation, a Florida corporation, Thomas Homes of Austin, Inc., a Texas corporation, Thomas Homes of Buda, Inc., a Texas corporation, Thomas Homes of Texas, Inc., a Texas corporation, Tom Terry Enterprises, Inc., a Nevada corporation, Trading Post Mobile Homes, Inc., a Kentucky corporation, U.S.A. Mobile Homes, Inc., an Oregon corporation, Victory Investment Company, an Oklahoma corporation, Vidor Mobile Home Center, Inc., a Texas corporation, Western Homes Corporation, a Delaware corporation, Whitworth Management, Inc., a Nevada corporation, and Wright's Mobile Homes, Inc., a Texas corporation (each a "Subsidiary Guarantor" and, together with the Company, the "Issuers") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration statement on Form S-4 (the "Registration Statement") relating to the Exchange Offer by the Company of up to $200,000,000 aggregate principal amount of 7 5/8% Senior Notes due May 15, 2009 (the "Exchange Notes") for $200,000,000 aggregate principal amount of 7 5/8% Senior Notes due May 15, 2009. The Exchange Notes are to be issued pursuant to an Indenture (the "Indenture") by and among the Company and The First National Bank of Chicago, as Trustee.

                                 DYKEMA GOSSETT
                                      PLLC

July 30, 1999
Page 3



         In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such of the Issuers' records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         Based upon the foregoing, we are of the opinion that:

                  The Exchange Notes, when executed and authenticated in accordance with the terms of the Indentures, and upon issuance in accordance with the terms of the Exchange Offer in the prospectus constituting a part of the Registration Statement (the "Prospectus"), will be valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as (a) the enforceability thereof may be limited by or subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium, usury or similar laws now or hereafter affecting creditors' rights generally and (b) rights or remedies (including, without limitation, acceleration, specific performance and injunctive relief) may be limited by equitable principles of general applicability (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether such principles are considered in a proceeding in equity or at law, and may be subject to the discretion of the court before which any proceedings therefor may be brought.

         We hereby consent to the use of this opinion as Exhibit 5.1 of the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Act.

                                               Very truly yours,

                                               DYKEMA GOSSETT PLLC

                                               /s/ Dykema Gossett PLLC